          WORLD MONITOR TRUST III SERIES G CLASS 1
                 UNAUDITED ACCOUNT STATEMENT
            FOR THE MONTH ENDING JANUARY 31, 2006


DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF JANUARY 31, 2006 FOR WORLD MONITOR TRUST III SERIES G CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF JANUARY 31, 2006 WAS $97.90, AN INCREASE OF +1.44% FROM THE DECEMBER 31, 2005 VALUE OF $96.51. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES G CLASS 1 WAS AN INCREASE OF +1.44% AS OF JANUARY 31, 2006.


                  STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                                               $3,631.86
Change in Unrealized Gain/(Loss)                                                                           $5,712.86
Gain/(Loss) on Other Investments                                                                              $72.43
Brokerage Commission                                                                                        ($272.10)
                                                                                                       --------------
Total Trading Income                                                                                       $9,145.05

EXPENSES
Audit Fees                                                                                                     $0.00
Administrative and Legal Fees                                                                                $230.35
Management Fees                                                                                            $1,294.36
Offering Fees                                                                                                  $0.00
Incentive Fees                                                                                                 $0.00
Other Expenses                                                                                             $1,824.80
                                                                                                       --------------
Total Expenses                                                                                             $3,349.51

INTEREST INCOME                                                                                            $1,525.41

NET INCOME(LOSS) FROM THE PERIOD                                                                           $7,320.95
                                                                                                       ==============


              STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                                   TOTAL                                NAV PER UNIT
                    Beginning of Month                       $506,673.62                                      $96.51
                    Addition                                       $0.00
                    Withdrawal                                     $0.00
                    Net Income/(Loss)                          $7,320.95
                    --------------------------              -------------                              --------------
                    Month End                                $513,994.57                                      $97.90

                    Monthly Rate of Return                         1.44%
                    Year to Date Rate of Return                    1.44%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


        To the best of our knowledge and belief, the information above is accurate and complete:



/s/ Kenneth A. Shewer                              /s/ Marc S. Goodman
---------------------------                        --------------------------
Kenneth A. Shewer, Chairman                        Marc S. Goodman, President

             Preferred Investment Solutions Corp., Managing Owner of
                    World Monitor Trust III Series G Class 1

          WORLD MONITOR TRUST III SERIES H CLASS 1
                 UNAUDITED ACCOUNT STATEMENT
            FOR THE MONTH ENDING JANUARY 31, 2006

DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF JANUARY 31, 2006 FOR WORLD MONITOR TRUST III SERIES H CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF JANUARY 31, 2006 WAS $100.58, AN INCREASE OF +2.99% FROM THE DECEMBER 31, 2005 VALUE OF $97.67. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES H CLASS 1 WAS AN INCREASE OF +2.99% AS OF JANUARY 31, 2006.


                  STATEMENT OF INCOME(LOSS)

TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                                              $5,936.36
Change in Unrealized Gain/(Loss)                                                                         $13,508.54
Gain/(Loss) on Other Investments                                                                            ($33.42)
Brokerage Commission                                                                                       ($152.43)
                                                                                                 -------------------
Total Trading Income                                                                                     $19,259.05

EXPENSES
Audit Fees                                                                                                    $0.00
Administrative and Legal Fees                                                                               $231.15
Management Fees                                                                                           $1,553.99
Offering Fees                                                                                                 $0.00
Incentive Fees                                                                                            $1,993.03
Other Expenses                                                                                            $1,850.53
                                                                                                 -------------------
Total Expenses                                                                                            $5,628.70

INTEREST INCOME                                                                                           $1,679.42

NET INCOME(LOSS) FROM THE PERIOD                                                                         $15,309.77
                                                                                                 ===================


              STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                                       TOTAL                           NAV PER UNIT
                   Beginning of Month                            $512,753.77                                 $97.67
                   Addition                                      $573,607.00
                   Withdrawal                                          $0.00
                   Net Income/(Loss)                              $15,309.77
                   --------------------------             ------------------                     ------------------
                   Month End                                   $1,101,670.54                                $100.58

                   Monthly Rate of Return                              2.99%
                   Year to Date Rate of Return                         2.99%


Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


        To the best of our knowledge and belief, the information above is accurate and complete:

/s/ Kenneth A. Shewer                               /s/ Marc S. Goodman
---------------------------                         --------------------------
Kenneth A. Shewer, Chairman                         Marc S. Goodman, President

             Preferred Investment Solutions Corp., Managing Owner of
                    World Monitor Trust III Series H Class 1

          WORLD MONITOR TRUST III SERIES I CLASS 1
                 UNAUDITED ACCOUNT STATEMENT
            FOR THE MONTH ENDING JANUARY 31, 2006


DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF JANUARY 31, 2006 FOR WORLD MONITOR TRUST III SERIES I CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF JANUARY 31, 2006 WAS $88.05, A DECREASE OF -8.69% FROM THE DECEMBER 31, 2005 VALUE OF $96.43. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES I CLASS 1 WAS A DECREASE OF -8.69% AS OF JANUARY 31, 2006.


                  STATEMENT OF INCOME(LOSS)
TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                                  ($49,701.11)
Change in Unrealized Gain/(Loss)                                                                $7,462.80
Gain/(Loss) on Other Investments                                                                 ($105.30)
Brokerage Commission                                                                             ($436.96)
                                                                                           ---------------
Total Trading Income                                                                          ($42,780.57)

EXPENSES
Audit Fees                                                                                          $0.00
Administrative and Legal Fees                                                                     $231.75
Management Fees                                                                                   $990.66
Offering Fees                                                                                       $0.00
Incentive Fees                                                                                      $0.00
Other Expenses                                                                                  $1,823.55
                                                                                           ---------------
Total Expenses                                                                                  $3,045.96

INTEREST INCOME                                                                                 $1,850.46

NET INCOME(LOSS) FROM THE PERIOD                                                              ($43,976.07)
                                                                                           ===============


              STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                                       TOTAL                 NAV PER UNIT
                      Beginning of Month                         $506,245.65                       $96.43
                      Addition                                         $0.00
                      Withdrawal                                       $0.00
                      Net Income/(Loss)                          ($43,976.07)
                      --------------------------             ---------------               --------------
                      Month End                                  $462,269.58                       $88.05

                      Monthly Rate of Return                          -8.69%
                      Year to Date Rate of Return                     -8.69%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


        To the best of our knowledge and belief, the information above is accurate and complete:


/s/ Kenneth A. Shewer                                /s/ Marc S. Goodman
---------------------------                          --------------------------
Kenneth A. Shewer, Chairman                          Marc S. Goodman, President

             Preferred Investment Solutions Corp., Managing Owner of
                    World Monitor Trust III Series I Class 1

          WORLD MONITOR TRUST III SERIES J CLASS 1
                 UNAUDITED ACCOUNT STATEMENT
            FOR THE MONTH ENDING JANUARY 31, 2006


DEAR INTEREST HOLDER:

ENCLOSED IS THE REPORT FOR THE PERIOD OF JANUARY 31, 2006 FOR WORLD MONITOR TRUST III SERIES J CLASS 1. THE NET ASSET VALUE OF AN INTEREST AS OF JANUARY 31, 2006 WAS $96.08, A DECREASE OF -1.33% FROM THE DECEMBER 31, 2005 VALUE OF $97.38. THE CALENDAR YEAR-TO-DATE RETURN FOR WORLD MONITOR TRUST III SERIES J CLASS 1 WAS A DECREASE OF -1.33% AS OF JANUARY 31, 2006.


                  STATEMENT OF INCOME(LOSS)
TRADING INCOME (LOSS)
Realized Trading Gain/(Loss)                                                                               ($983,556.80)
Change in Unrealized Gain/(Loss)                                                                            $656,398.78
Gain/(Loss) on Other Investments                                                                             ($1,617.04)
Brokerage Commission                                                                                        ($21,186.41)
                                                                                                         ---------------
Total Trading Income                                                                                       ($349,961.47)

EXPENSES
Audit Fees                                                                                                        $0.00
Administrative and Legal Fees                                                                                $17,057.75
Management Fees                                                                                              $94,565.16
Offering Fees                                                                                                     $0.00
Incentive Fees                                                                                               $49,025.73
Other Expenses                                                                                              $129,970.12
                                                                                                         ---------------
Total Expenses                                                                                              $290,618.76

INTEREST INCOME                                                                                             $136,935.82

NET INCOME(LOSS) FROM THE PERIOD                                                                           ($503,644.41)
                                                                                                         ===============


              STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)


                                                                     TOTAL                                 NAV PER UNIT
                   Beginning of Month                       $37,739,011.72                                       $97.38
                   Addition                                  $3,799,828.12
                   Withdrawal                                  ($11,529.40)
                   Net Income/(Loss)                          ($503,644.41)
                   --------------------------             ----------------                               --------------
                   Month End                                $41,023,666.02                                       $96.08

                   Monthly Rate of Return                           -1.33%
                   Year to Date Rate of Return                      -1.33%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.


        To the best of our knowledge and belief, the information above is accurate and complete:


/s/ Kenneth A. Shewer                                /s/ Marc S. Goodman
---------------------------                          --------------------------
Kenneth A. Shewer, Chairman                          Marc S. Goodman, President

             Preferred Investment Solutions Corp., Managing Owner of
                    World Monitor Trust III Series J Class 1